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                                                                  EXHIBIT 10.9.1

                    FIRST AMENDMENT TO DEVELOPMENT AGREEMENT

Nanosys Inc. ("Nanosys"), and Matsushita Electric Works, Ltd. ("MEW") are parties to a certain Development Agreement ("the Agreement") dated and effective as of November 18th, 2002 ("the Effective Date"). This First Amendment to the Agreement is entered into and effective as of February 8, 2004 ("the First Amendment Date").

WHEREAS, MEW and Nanosys wish to extend the Development Period of the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

A. Section 1.5 of the Agreement is hereby deleted and replaced with the following:

         1.5 "Development Period" shall mean the period commencing upon Nanosys' receipt of the Two Million United States Dollars ($2,000,000) payment set forth in Section 3.1, and unless' terminated earlier upon termination of this Agreement pursuant to Article 6 or extended by mutual written agreement of the parties, expiring twenty one (21) months after the Effective Date.

B. In Section 3.1 of the Agreement, the third sentence which states in its entirety

         "As additional consideration, within thirty (30) days of the conclusion of the Development Period, provided that Nanosys has met its Development Goals or MEW provides or has provided Nanosys with an Exercise Notice pursuant to Section 3.2 or MEW elects in its discretion to make such payment, MEW shall pay Nanosys an additional Five Hundred Thousand United States Dollars (U.S. $500,000)."

is hereby deleted.

C. In Section 3.5 of the Agreement, the opening clause that states in its entirety:

         "Option to License Phase I Technology. Provided that MEW has made the Five Hundred Thousand Dollars ($500,000) payment to Nanosys pursuant to
         Section 3.1,"

is hereby deleted and replaced with the following:

         "Option to License Phase I Technology. Provided that MEW has provided Nanosys with the Exercise Notice pursuant to Section 3.2,"

D. In consideration of the foregoing amendments, MEW shall pay to Nanosys the amount of Five Hundred Thousand United States Dollars ($500,000) ("Amendment Fee") within thirty (30) days of the First Amendment Date. Such payment shall be made in accordance with the terms respecting payment as set forth in the Article 3 of the Agreement.


E. Unless expressly amended herein or by subsequent amendments agreed to by the parties in a signed written amendment, all other terms of the Agreement, including but not limited to terms related to interpretation and enforcement of the Agreement, shall remain in full force and effect as originally agreed to in the Agreement, and shall apply equally to the terms of this First Amendment. The parties hereby expressly reaffirm their obligations under the Agreement, including their obligation to prepare and provide a Final Report upon expiration of the Development Period (as amended), and the parties acknowledge that any delay in the delivery of such Final Report will result in a corresponding extension of the time periods measured by reference to the Final Report, including the Election Period.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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IN WITNESS WHEREOF, the parties through their duly authorized representatives have executed this First Amendment as of the date last set forth below

NANOSYS, INC.                             MATSUSHITA ELECTRIC WORKS, LTD.

By:  /s/ Calvin Chow                       By:  /s/ Hiroshi Kikuchi
     ----------------------------               --------------------------------
Name: Calvin Chow                          Name: Hiroshi Kikuchi
Title: Chief Executive Officer             Title: Executive Vice President
Date: 2-17-04                              Date: February 17, 2004

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